                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                     FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                             THE SECURITIES ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      FEBRUARY 21, 1997
                                                -------------------------------


                             PREMIER LASER SYSTEMS, INC.
-------------------------------------------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         CALIFORNIA                    0-25242                  33-0472684
----------------------------  --------------------------    -------------------
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)



                          3 MORGAN, IRVINE, CALIFORNIA               92718
                  --------------------------------------------    ------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE       (714) 859-0656
                                                   ---------------------------



                                 NOT APPLICABLE
------------------------------------------------------------------------------
        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFIED ACCOUNTANT.

     In December 1996, Premier Laser Systems, Inc. (the "Company") requested its accountant, Price Waterhouse, LLP, and several other accounting firms to provide a proposal concerning the terms and conditions of its engagement as independent accountant to the Company for future periods. The decision to request proposals for reappointment from Price Waterhouse, LLP and other accountants was approved by the Company's Audit Committee. Price Waterhouse, LLP subsequently declined to provide such a proposal on the terms outlined by the Company, thereby effectively declining to stand for reappointment as the Company's independent accountants. Therefore, effective February 21, 1997, the Company has elected to retain Ernst & Young to replace Price Waterhouse, LLP as its principal accountants to audit the Company's financial statements. The decision to change accountants was recommended and approved by both the Board of Directors and Audit Committee of the Company.

     The report on financial statements issued by Price Waterhouse, LLP for the Company for the past two fiscal years contained an explanatory paragraph referring to the Company's recurring losses from operations and stating the accountant's substantial doubt as to the Company's ability to continue as a going concern. However, to the Company's knowledge, during the Company's two most recent fiscal years and the subsequent interim period before the replacement of Price Waterhouse, LLP, there have been no disagreements between the Company and Price Waterhouse, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Price Waterhouse, LLP's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto.

                                     PREMIER LASER SYSTEMS, INC.


February 27, 1997                    /s/ Michael Hiebert
                                     ------------------------------------------
                                     Michael Hiebert, Chief Financial Officer





                                      -2-